Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

QuadraMed Corporation

Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-16385, 333-35937, 333-39796, 333-56171, 333-75945, 333-87426, 333-114189, 333-118580, 333-118581) of QuadraMed Corporation of our report dated March 13, 2006, except for Note 20 which is as of July 31, 2006, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of QuadraMed Corporation’s internal control over financial reporting, which appear in this amended Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Bethesda, Maryland

August 17, 2006